EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-162430, No. 333-166249, No. 333-168966, No. 333-162374 and No. 333-173720 and Form S-8 No. 333-173719, No. 333-166813, No. 333-163124, No. 333-151859, No. 333-141738, No. 333-138368, No. 333-118729, No. 333-103129, No. 333-98245 and No. 333-48088 of Raptor Pharmaceutical Corp. of our report dated November 14, 2011, relating to the consolidated financial statements of Raptor Pharmaceutical Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty about Raptor Pharmaceutical Corp.’s ability to continue as a going concern), which appear in Raptor Pharmaceutical Corp’s Annual Report on Form 10-K for the year ended August 31, 2011. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/  Burr Pilger Mayer, Inc.
Burr Pilger Mayer, Inc.

San Francisco, California
November 14, 2011